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                                                                     Exhibit 1.1
                      KONINKLIJKE PHILIPS ELECTRONICS N.V.

                             UNDERWRITING AGREEMENT

                               STANDARD PROVISIONS
                                (DEBT SECURITIES)




                  From time to time, Koninklijke Philips Electronics N.V., a Netherlands corporation (the "Company") having its registered corporate office in Eindhoven, The Netherlands and its principal office in Amsterdam, The Netherlands, may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein sometimes referred to as this Agreement. Terms defined in the Underwriting Agreement are used herein as therein defined.

                  The Company has filed with the Securities and Exchange Commission (the "Commission") one or more registration statements, including a prospectus, relating to the Debt Securities and has filed with, or transmitted for filing to, or shall promptly hereafter file with, or transmit for filing to, the Commission pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), a prospectus supplement (the "Prospectus Supplement") and, if applicable, an abbreviated term sheet described in Rule 434(c) under the Securities Act (the "Abbreviated Term Sheet"), in each case specifically relating to the Debt Securities. The term "Registration Statement" means the registration statement, including the exhibits thereto, as amended to the date of this Agreement. If the Company files an abbreviated registration statement to register additional Debt Securities pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the Prospectus Supplement and, if applicable, the Abbreviated Term Sheet. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Offered Securities, together with the Basic Prospectus. As used herein, the terms "Basic Prospectus", "Prospectus" and "preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement", "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").
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                  The term Contract Securities means the Offered Securities to be purchased pursuant to the delayed delivery contracts substantially in the form of Schedule I hereto, with such changes therein as the Company may approve (the "Delayed Delivery Contracts"). The term "Underwriters' Securities" means the Offered Securities other than Contract Securities.

                                       I.

                  The Company represents and warrants to and agrees with each of the Underwriters that:

                  (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission.

                  (b) (i) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 1(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the U.S. Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee.

                  (c) The Company is a limited liability stock corporation duly organized and validly existing under the laws of The Netherlands, has the power and authority (corporate and other) to own its property and to conduct its business as described in its Articles of Association and in the Prospectus.


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                  (d) Each Significant Subsidiary (as such term is defined in
         Regulation S-X under the Securities Act) of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the power and authority to own its property and to conduct its business as conducted as of the date hereof, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so incorporated or validly existing, to have such power, or to be so qualified or in good standing, would not have a material adverse effect on the consolidated financial position or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

                  (e) The Offered Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, in the case of the Underwriters' Securities, or by institutional investors in accordance with the terms of the Delayed Delivery Contracts, in the case of the Contract Securities, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (f) This Agreement has been duly authorized, executed and delivered by the Company.

                  (g) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (h) The Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Offered Securities and the Delayed Delivery Contracts will not


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         contravene (x) any provision of the Articles of Association of the
         Company or (y) any provision of applicable Netherlands or United States law or any agreement or other instrument binding upon the Company or any of its Significant Subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Significant Subsidiary, in each case with respect to this sub-clause (y), except for any contravention that would not affect the validity or enforceability of the Offered Debt Securities or the consummation of the transactions contemplated hereby or have a Material Adverse Effect; and no consent, approval, authorization or order of or qualification with any governmental body in the United States of America or The Netherlands or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture, the Offered Securities or the Delayed Delivery Contracts, except for the announcements and the statements required by section 3 of the Exemption Regulation pursuant to the Netherlands 1995 Act on the Supervision of the Securities Trade (Wet toezicht effectenverkeer 1995), and except for the registration of the Offered Securities under the Securities Act and except such as may be required by the securities or Blue Sky laws of the various states of the United States in connection with the offer and sale of the Offered Securities.

                  (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto effected subsequent to the date of the Underwriting Agreement).

                  (k) Other than as set forth or contemplated in the Prospectus, there are no (i) legal or governmental proceedings pending or threatened in writing to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject which (x) would individually have a Material Adverse Effect or (y) in the judgment of the Company after reasonable investigation by the Company and its subsidiaries, would, in the aggregate, have a Material Adverse Effect; nor (ii) any contracts or other documents that are required to be described in the Registration Statement or Prospectus or to be filed as Exhibits to the Registration Statement that are not described or filed as required.

                  (l) The Company or one of its subsidiaries owns or possesses all patents, patent applications, trademarks, service marks, trade names, trade secrets, licenses and rights in any thereof which are necessary for the conduct of the business of the Company and its subsidiaries, taken as a whole, substantially in the manner in which it has been or is being conducted and, except as set forth in the Prospectus, there are no unresolved assertions that the Company or any of its subsidiaries has infringed the patent or trademark rights of others, other than


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         assertions which would not, in the judgment of the Company, individually or in the aggregate have a Material Adverse Effect.

                  (m) No stamp or other issuance taxes or duties are payable by or on behalf of the Underwriters in The Netherlands in connection with the issuance of the Offered Securities or the sale and delivery by the Underwriters of the Offered Securities, all in the manner contemplated in this Agreement.

                  (n) No authorization, approval or consent of any governmental authority or agency of or in The Netherlands is required to effect payments made by the Company within or outside The Netherlands in respect of the Offered Securities.

                                      II.

                  If the Prospectus provides for sales of Offered Securities pursuant to Delayed Delivery Contracts, the Company hereby authorizes the Underwriters to solicit offers to purchase Contract Securities on the terms and subject to the conditions set forth in the Prospectus pursuant to Delayed Delivery Contracts. Delayed Delivery Contracts may be entered into only with institutional investors approved by the Company of the types set forth in the Prospectus. On the Closing Date, the Company will pay to the Manager as compensation for the accounts of the Underwriters the commission, if any, set forth in the Underwriting Agreement in respect of the Contract Securities. The Underwriters will not have any responsibility in respect of the validity or the performance of any Delayed Delivery Contracts.

                  If the Company executes and delivers Delayed Delivery Contracts with institutional investors, the aggregate amount of Offered Securities to be purchased by the several Underwriters shall be reduced by the aggregate amount of Contract Securities; such reduction shall be applied to the commitment of each Underwriter pro rata in proportion to the amount of Offered Securities set forth opposite such Underwriter's name in the Underwriting Agreement, except to the extent that the Manager determines that such reduction shall be applied in other proportions and so advises the Company; provided, however, that the total amount of Offered Securities to be purchased by all Underwriters shall be the aggregate amount set forth above, less the aggregate amount of Contract Securities.

                                      III.

                  The Company is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Underwriters' Securities as soon after this Agreement has been entered into as in the Manager's judgment is advisable. The terms of the public offering of the Underwriters' Securities are set forth in the Prospectus.


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                  Each Underwriter represents and agrees that, as part of its initial distribution or at any time thereafter,

                  (a) it has not offered, transferred or sold and will not offer, transfer or sell any Offered Securities:

                           (i) before a statement that the laws and regulations
                  referred to in (c) of this section are complied with, has been submitted to the Netherlands Authority for the Financial Markets; or

                           (ii) to persons who are established, domiciled or
                  have their residence in The Netherlands; and

                  (b) with respect to each offer of Offered Securities, and each announcement and documents in respect thereof, made by it, it has stated and will state that the Offered Securities are not and will not be offered to persons as referred to in (a)(ii) of this section; and

                  (c) with respect to each offer of Offered Securities, and each announcement and documents in respect thereof, made by it, it has complied and will comply with the laws and regulations of any jurisdiction where persons to whom the offer is made are resident; and

                  (d) a statement that the laws and regulations referred to in
         (c) of this section are complied with, has been and will be included in each announcement made by it of any offer of Offered Securities.

                                      IV.

                  Except as otherwise provided in the Underwriting Agreement, payment for the Underwriters' Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Manager, no later than noon the Business Day (as defined below) prior to the Time of Delivery (as defined below), on the date and at the time and place set forth in the Underwriting Agreement (or at such other time and place on the same or such other date, no later than the fifth Business Day (as defined below) thereafter, as the Manager and the Company may agree in writing). As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City. The time and date of such payment and delivery with respect to the applicable Designated Securities are referred to herein as the "Time of Delivery".

                  Payment for the Underwriters' Securities shall be made against delivery to the nominee of the depository specified in the Underwriting Agreement for the respective accounts of the several Underwriters of the applicable Underwriters' Securities (the details of such accounts provided by the Manager in writing not less than two Business


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Days prior to the Time of Delivery) of one or more global notes (with respect to each issuance of Underwriters' Securities, each a "Global Note") representing such Underwriters' Securities, with any transfer taxes payable in connection with the transfer to the Underwriters of the Underwriters Securities duly paid by the Company.

                                       V.

                  The several obligations of the Underwriters hereunder are subject to the following conditions:

                  (a) Subsequent to the execution and delivery of the Underwriting Agreement and prior to the Closing Date,

                           (i) there shall not have occurred any downgrading,
                  nor shall any publicly announced notice have been given of any intended downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                           (ii) there shall not have occurred any change, or any
                  development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments thereto effected subsequent to the execution and delivery of the Underwriting Agreement), that, in the good faith judgment of the Manager, is material and adverse and that makes it, in the good faith judgment of the Manager, after consultation with the Company, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Prospectus.

                  (b) The Manager shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                  (c) The Manager shall have received on the Closing Date an opinion of A.F. Verdam, Esq., counsel for the Company, dated the Closing Date, to the effect that:


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                           (i) the Company has been duly incorporated and is
                  validly existing as a legal entity in the form of a limited liability company ("naamloze vennootschap") duly organized under the laws of The Netherlands, with corporate power and authority to perform its obligations under the Agreement;

                           (ii) the Agreement has been duly authorized by all
                  internal corporate action of the Company and has been validly executed and delivered by the Company insofar as the laws of The Netherlands are concerned and constitutes valid and legally binding obligations of the Company enforceable against it in accordance with its terms under the laws of the Netherlands;

                           (iii) neither the execution of any of the Agreement,
                  the Indenture or the Offered Securities, nor the fulfillment of or compliance with their respective terms and provisions, by the Company will result in any violation of the provisions of the Articles of Association of the Company or any statute, rule or regulation in The Netherlands or to the best of such counsel's knowledge, any order applicable to the Company of any court or governmental agency or body in The Netherlands having jurisdiction over the Company or any other judgment, agreement or instrument to which the Company is a party or by which the Company or any of its property is bound, in each case except for breaches and violations which would not materially affect the validity of the Agreement, the Indenture or the Offered Securities (as the case may be) or would not materially adversely affect the Company's ability to perform its obligations under any of these agreements;

                           (iv) no consent, approval, authorization, order,
                  registration, filing or other recording or qualification of or with any court, governmental agency or body or other entity in The Netherlands, or any other legal formality under Dutch law is required to be obtained or made by the Company to enforce its rights under or to ensure the validity, effectiveness, enforceability or admissibility in evidence of the Agreement, the Indenture or the Offered Securities or by reason of the execution of any of the Agreement, the Indenture or the Offered Securities or the performance by the Company of its obligations under any of these agreements;

                           (v) to the best of such counsel's knowledge [why
                  knowledge qualification for a legal conclusion?] no consent, approval, authorization, order, registration, filing or otherwise recording or qualification of or with any court, governmental agency or body or other entity in The Netherlands, or any other legal formality under Dutch law, is currently required to be obtained or made by the Company to effect payments made


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                  by the Company within or outside The Netherlands in respect of the Offered Securities within or outside The Netherlands upon redemption of the Offered Securities, except for the Company's obligation to comply with notification and registration requirements of The Netherlands Central Bank ("De
                  Nederlandsche Bank N.V.") in connection with the issue of and all payments in respect of the Offered Securities to or from non-residents of The Netherlands in accordance with the General Reporting Instructions 2000 ("Rapportage Voorschriften Buitenlands Betalingsverkeer 2000") issued by DNB pursuant to the External Financial Relations Act 1994 ("Wet Financiele Betrekkingen Buitenland 1994"), although a failure to perform any of these formalities should not adversely affect the validity, effectiveness, enforceability or admissibility in evidence of the Agreement or the Offered Securities or any payment made or to be made thereunder;

                           (vi) the choice of the laws of New York as the
                  governing law of the Agreement is valid and binding on the Company, except that when applying New York law as the law expressed to be governing the Agreement, the competent court of the Netherlands, if any,

                           - may give effect to mandatory rules of the law of any other jurisdiction with which the situation has a significant connection, if and insofar as, under the laws of the latter jurisdiction, those rules must be applied irrespective of the chosen law;

                           - will apply the laws of the Netherlands in a situation where they are mandatory irrespective of the chosen law;

                           - will apply the laws of the Netherlands in a situation where they are mandatory irrespective of the law otherwise applicable to the Agreement;

                           - may refuse to apply New York law if such application is manifestly incompatible with public policy of the Netherlands;

                           (vii) the submission to the jurisdiction of the state
                  courts in the State of New York, County of New York and the federal courts in the Southern District of New York by the Company contained in the Agreement are valid and binding on the Company and not subject to revocation and the appointment of (subject to the appointment of a successor pursuant to Article VIII hereof) Philips Electronics North America Corporation as authorized agent of the Company for the purposes described in Article VIII hereof has been duly authorized by the Company;


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                           (viii) in the absence of an applicable convention
                  providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters between the Netherlands and the United States of America, a judgment rendered by a court in New York against the Company will not be recognized and enforced by the courts of the Netherlands; in order to obtain a judgment which is enforceable against the Company the claimant will have to file its claim against the Company with the competent Netherlands court, and in the course of these proceedings the claimant may submit the judgment rendered by the New York court; if the Netherlands court finds that the jurisdiction of the New York court has been based on grounds which are internationally acceptable and the proper legal procedures have been observed, the Netherlands court would, in principle, give binding effect to the final judgment which has been rendered in New York court, unless such judgment contravenes principles of Netherlands public policy;

                           (ix) to the best of such counsel's knowledge, there
                  is no litigation or governmental proceedings pending or threatened in writing against or affecting the Company or any of its property, which litigation or governmental proceeding is reasonably expected to have a material adverse effect on the Company' ability to consummate the transactions contemplated under the Agreement or the validity of the Agreement; and

                           (x) no stamp, registration or other tax, charges or
                  other costs are payable in The Netherlands in connection with or in relation to the execution, delivery or performance under the Agreement.

                  Such counsel may state that he expresses no opinion of any law other than the laws of The Netherlands as presently existing, and that this opinion is given on the understanding that it will be governed by and construed in accordance with the laws of The Netherlands.

                  The opinion expressed shall be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, such as the principle of "reasonableness and fairness" ("redelijkheid en billijkheid").

                  In rendering such opinion, such counsel may rely on the opinion of Sullivan & Cromwell as to matters of United States and New York law and certificates of officers and directors of the Company and its subsidiaries as to matters of fact.

                  (d) The Manager shall have received on the Closing Date an opinion of Mr. Theo P.M. Schmit of Philips Corporate Fiscal Department, internal tax counsel for the Company, dated the Closing Date to the effect that the statements contained in the prospectus under the caption "Taxation - The Netherlands" insofar as they relate to matters of Netherlands tax law, are correct in all material


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         respects. In rendering such opinion, such counsel may rely on the opinion of Sullivan & Cromwell as to matters of United States and New York law and certificates of officers of the Company and its subsidiaries as to matters of fact.

                  (e) The Manager shall have received on the Closing Date an opinion of Sullivan & Cromwell, United States counsel for the Company dated the Closing Date to the effect that:

                           (i) the issuance of the Offered Securities in
                  accordance with the Indenture and the sale of the Offered Securities by the Company to the Underwriters pursuant to this Agreement do not, and the performance by the Company of its obligations under the Indenture, this Agreement and the Offered Securities will not, violate any Federal law of the United States or the law of the State of New York applicable to the Company; provided, however, that, with respect to this paragraph (i), such counsel need express no opinion with respect to Federal or state securities laws, other antifraud laws and fraudulent transfer laws; provided, further, that insofar as performance by the Company and its obligations under the Indenture, this Agreement and the Offered Securities is concerned, such counsel need express no opinion as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                           (ii) all regulatory consents, authorizations,
                  approvals and filings required to be obtained or made by the Company under the Federal laws of the United States and the laws of the State of New York for the issuance, sale and delivery of the Offered Securities by the Company to the Underwriters have been obtained or made;

                           (iii) assuming that this Agreement has been duly
                  authorized, executed and delivered insofar as the laws of The Netherlands are concerned, the Company has legally, validly, effectively and irrevocably submitted to the jurisdiction of any United States or state court in the State of New York, County of New York, and has legally, validly, effectively and irrevocably appointed (subject to the appointment of a successor pursuant to Article VIII hereof) Philips Electronics North America Corporation, 1251 Avenue of the Americas, New York, NY 10020-1104, (hereinafter referred to as "PENAC") as the authorized agent of the Company for the purposes described in Article VIII;

                           (iv) assuming that this Agreement has been duly
                  authorized, executed and delivered insofar as the laws of The Netherlands are concerned, this Agreement has been duly executed and delivered by the Company;


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                           (v) assuming that the Indenture has been duly
                  authorized, executed and delivered insofar as the laws of The Netherlands are concerned, the Indenture has been duly executed and delivered by the Company and has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                           (vi) assuming that the Offered Securities have been
                  duly authorized, executed and delivered insofar as the laws of The Netherlands are concerned, the Offered Securities have been duly executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                           (vii) the statements contained in the Prospectus
                  under the caption "Taxation - the United States", insofar as they relate to matters of United States federal tax law, are correct in all material respects; and

                           (viii) as United States counsel for the Company, such
                  counsel reviewed the Registration Statement and Prospectus, participated in discussions with representatives of the Manager and those of the Company, its counsel and its accountants, and advised the Company as to the requirements of the Securities Act and the applicable rules and regulations thereunder; between the date of the Prospectus Supplement and the time of delivery of this letter, such counsel participated in further discussions with representatives of the Manager and those of the Company, its counsel and its accountants at which certain portions of the Prospectus were discussed, and reviewed certificates of certain officers of the Company, opinions of the Company's counsel and a letter from the Company's accountants; on the basis of the information that such counsel gained in the course of the performance of such services, considered in the light of their understanding of the applicable law (including the requirements of Form F-3 and the character of the prospectus contemplated thereby) and experience they have gained through their practice under the Securities Act, such counsel confirm to the Manager that, in their opinion, the Registration Statement, as of its effective date, and the Prospectus, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder; and

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                  nothing that came to such counsel's attention in the course of such review has caused them to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; also, nothing that has come to such counsel's attention in the course of the procedures discussed in the second clause of this sub-paragraph (viii) has caused such counsel to believe that the Prospectus, as of the date and time of delivery of this letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that such opinion may state that the limitation inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that such counsel do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those made in the Prospectus under the captions "Description of Debt Securities", "Description of Notes" and "Underwriting" insofar as they relate to provisions of documents therein described and that such counsel need not express any opinion or belief as to the financial statements or other financial data contained in the Registration
                  Statement or the Prospectus, or as to the statement of the eligibility of the Trustee under the Indenture under which the Offered Securities are being issued.

                  In rendering such opinions, such counsel may rely on the opinions of Mr. A.F. Verdam, Esq. as to matters of Netherlands law and certificates of officers of the Company and its subsidiaries as to matters of fact.

                  (f) The Manager shall have received on the Closing Date an opinion of counsel for the Underwriters, counsel for the Underwriters, dated the Closing Date, to the effect that:

                           (i) the statements in the Prospectus under the
                  caption "Plan of Distribution", insofar as such statements constitute summaries of the legal matters referred to therein, fairly present the information called for with respect to such legal matters and fairly summarize the matters referred to therein; and

                           (ii) covering the matters referred to in
                  sub-paragraph (v), (vi) and (viii) of paragraph (d).

                  In rendering such opinions, such counsel may rely on the opinions of Mr. A.F. Verdam, Esq. and as to matters of Netherlands law and certificates of officers of the Company as to matters of fact.

                  With respect to sub-paragraph (viii) of paragraph (d) above, Sullivan & Cromwell and counsel for the Underwriters may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (other than the documents incorporated by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification except as specified.

                  (g) The Manager shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Manager, from the independent auditors who have audited the financial statements of the Company and its subsidiaries included in the Registration Statement and the Prospectus, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

                                      VI.

                  In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

                  (a) To furnish the Manager, without charge, a signed copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Manager in New York City, without charge, prior to 10:00 A.M. local time on the business day next succeeding the date of the Underwriting Agreement and during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Manager may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act that are deemed to be incorporated by reference in the Prospectus.

                  (b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Offered Securities, to furnish to the Manager a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Manager reasonably objects on a timely basis.

                  (c) If, during such period after the first date of the public offering of the Offered Securities, a prospectus relating to the Offered Securities is required by applicable United States law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with applicable United States law, forthwith to prepare, file with the Commission and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses the Manager will furnish to the Company) to which Offered Securities may have been sold by the Manager on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law; provided that, in the case of any amendment or supplement to the Prospectus made pursuant to this paragraph (c) more than nine months after the Closing Date, the expense of such amendment or supplement shall be paid for by the Underwriters.

                  (d) To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to maintain such qualification for as long as the Manager shall reasonably request provided, however, that the Company will not be obligated to qualify the Offered Securities in any jurisdiction where such qualification would require the Company to qualify to do business as a foreign corporation or file a general consent to service of process or to take any other action which would subject it to service of process in suits in any jurisdiction other than those arising out of the offering or sale of the Offered Securities in such jurisdiction.

                  (e) To make generally available to its security holders and to the Manager as soon as practicable an earning statement (which need not be audited) covering a twelve month period beginning on the first day of the first full fiscal quarter after the date of the Underwriting Agreement, which earning statement shall satisfy the provisions of
         Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                  (f) During the period beginning on the date of the Underwriting Agreement and continuing to and including the earlier of
         (i) the termination of trading restrictions on the Offered Securities, as notified promptly to the Company by the Manager and (ii) the Closing Date not to offer, sell, contract to sell or otherwise dispose of in a public offering in the United States any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Offered Securities which mature more than one year after the Closing Date without the Manager's prior written consent, such consent not to be unreasonably withheld.

                  (g) Whether or not any sale of Offered Securities is consummated, to pay all reasonable expenses incident to the performance of its obligations under this Agreement, including:

                           (i) the preparation and filing of the Registration
                  Statement and the Prospectus and all amendments and supplements thereto;

                           (ii) the preparation, issuance and delivery of the
                  Offered Securities;

                           (iii) the fees and disbursements of the Company's
                  counsel and accountants and of the Trustee and its counsel;

                           (iv) the qualification of the Offered Securities
                  under securities or Blue Sky laws in accordance with the provisions of paragraph 6(d), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky memoranda or Legal Investment Memoranda;

                           (v) the listing of the Offered Securities on the New
                  York Stock Exchange, if the Offered Securities are to be listed;

                           (vi) the printing and delivery to the Underwriters in
                  quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Prospectus and any amendments or supplements thereto;

                           (vii) the printing and delivery to the Underwriters
                  of copies of any Blue Sky memoranda or Legal Investment Memoranda;

                           (viii) any fees charged by rating agencies for the
                  rating of the Offered Securities; and

                           (ix) any expenses incurred by the Company in
                  connection with a "road show" presentation to potential investors. It is understood, however, that, except as provided in this Article, Article VII and Article X, the Manager will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Offered Securities by it, and any advertising expenses connected with any offers it makes.

                                      VII.

                  The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all direct losses, claims, damages and liabilities (including, without limitation, any legal or other out-of-pocket expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such direct losses, claims, damages or liabilities purchased Offered Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Offered Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities. In no event shall the Company be liable for indirect or consequential losses.

                  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, members of the Board of Management and Supervisory Board, its officers who sign the Registration Statement, the Company's authorized representative in the United States named in the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any Netherlands and local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager, in the case of parties indemnified pursuant to the first paragraph of this Article VII above, and by the Company, in the case of parties indemnified pursuant to the second paragraph of this Article VII above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any direct loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  To the extent the indemnification provided for in the first or second paragraph of this Article VII is unavailable to an indemnified party or insufficient in respect of any direct losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Offered Securities or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate public offering price of the Offered Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Article VII are several in proportion to the respective principal amounts of Offered Securities they have purchased hereunder, and not joint.

                  The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Article VII were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Article VII are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                                     VIII.

                  The Company, by execution and delivery of this Agreement, agrees that, until the fifth anniversary date of the Closing Date, service of process may be made upon it at the office of PENAC (or any successor pursuant to the last sentence of this Article

VIII), to the attention of its company secretary, in any suit or proceeding against the Company instituted by any Underwriter or by any person controlling any Underwriter based on or arising under this Agreement in any United States or state court in the State of New York, County of New York and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit or proceeding. The Company further, by the execution and delivery of this Agreement, irrevocably designates and appoints until the fifth anniversary date of the Closing Date hereunder (or until a successor is appointed pursuant to the last sentence of this Article VIII) said PENAC in the County, City and State of New York, United States of America, as the authorized agent of the Company under whom process may be served in any such suit or proceeding, it being understood that the designation and appointment of said PENAC as such authorized agent shall become effective immediately without any further action on the part of the Company. The Company represents to each Underwriter that it has notified said PENAC of such designation and appointment and that said PENAC has accepted the same in writing. The Company further agrees that, to the extent permitted by law, service of process upon said and written notice of said service to the Company mailed first-class or by airmail or delivered to it at its principal office and directed to the attention of "Treasurer at the Corporate Finance Department", shall be deemed in every respect effective service of process on the Company in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of all such instruments and documents, as may be necessary to continue such designation and appointment in full force and effect for five years from the Closing Date. Notwithstanding the foregoing, the Company may appoint a successor to PENAC on the terms provided above, provided such successor accepts such appointment in writing, provided further that written notice of such appointment shall have been given to each Underwriter and the Manager.

                                      IX.

                  This Agreement shall be subject to termination by notice given by the Manager to the Company, if (a) after the execution and delivery of the Underwriting Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, either of the Euronext Amsterdam N.V.'s stock market or the New York Stock Exchange,
(ii) a general moratorium on commercial banking activities in Amsterdam or New York shall have been declared by Netherlands, United States Federal or New York State authorities, as the case may be, (iii) there shall have occurred any outbreak or escalation of hostilities that, in the good faith judgment of the Manager, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iii), such event, singly or together with any other such event, makes it, in the good faith judgment of the Manager, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Prospectus.

                                       X.

                  If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Underwriters' Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate amount of Underwriters' Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Underwriters' Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount of Underwriters' Securities set forth opposite their respective names in the Underwriting Agreement bears to the aggregate amount of Underwriters' Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Underwriters' Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Underwriters' Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Article X by an amount in excess of one-ninth of such amount of Underwriters' Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Underwriters' Securities and the aggregate amount of Underwriters' Securities with respect to which such default occurs is more than one-tenth of the aggregate amount of Underwriters' Securities to be purchased on such date, and arrangements satisfactory to the Manager and the Company for the purchase of such Underwriters' Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Manager or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering of the Offered Securities.

                  The respective indemnity and contribution agreements and the representations, warranties and other statements of the Company, its officers and the Underwriters set forth in this Agreement will remain in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the

Company, its officers or directors or any person controlling the Company and
(iii) acceptance of any payment for any of the Offered Securities.

                  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors (including members of the Board of Management and Supervisory Board of the Company) and controlling persons referred to in Article VII, and no other person will have any right or obligation hereunder.

                  The Underwriting Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.